EXHIBIT 10.10

                             FIRST AMENDMENT
                                  TO THE
               INTERNATIONAL METALS ACQUISITION CORPORATION
                          1995 STOCK OPTION PLAN

         Pursuant to resolutions of the Board of Directors of Niagara Corporation (formerly International Metals Acquisition Corporation) adopted on September 13, 1996, the International Metals Acquisition Corporation 1995 Stock Option Plan (the "Plan") is hereby amended, effective September 13, 1996, as follows:

                                  FIRST

         The name of the Plan shall hereafter be the "Niagara Corporation 1995 Stock Option Plan."

                                  SECOND

         Section 1 of the Plan is hereby amended and restated in its entirety as follows:

         1. Purpose.

            The purpose of the Niagara Corporation 1995 Stock Option Plan (the "Plan") is to align the interests of officers, directors, key employees and independent contractors of Niagara Corporation, a Delaware corporation ("Niagara") and its subsidiaries (collectively with Niagara, the "Company") with those of the stockholders of Niagara, and to reward the performance of such individual officers, directors, key employees and independent contractors.

                                  THIRD

         Section 2(i) of the Plan is hereby amended and restated in its entirety as follows:

         (i) "Niagara" shall mean Niagara Corporation, a Delaware corporation.

                                  FOURTH

        Section 2(m) of the Plan is hereby amended and restated in its entirety as follows:

         (m) "Participant" shall mean an officer, director, employee or independent contractor of the Company who is, pursuant to
              Section 4 of the Plan, selected to participate herein.

                                  FIFTH

        Section 2(n) of the Plan is hereby amended and restated in its entirety as follows:

         (n)  "Plan" shall mean the Niagara Corporation 1995 Stock
              Option Plan.

                                  SIXTH

         Section 4 of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

            Options may be granted to officers, directors, employees and independent contractors of the Company in the sole discretion of the Committee.

                                 SEVENTH

                  Section 6(f) of the Plan is hereby amended and restated in its entirety as follows:

            (f) Termination. If a Participant's employment by the Company or service as a director or independent contractor of the Company, as applicable, terminates, the Committee shall have the exclusive authority to determine if, and for how long, and under what conditions such Option may be exercised after such termination; provided, however, that in no event will an option continue to be exercisable beyond the expiration date of such option.

                                  EIGHTH

         Sections 2(a), 2(f), 2(o), 2(p), 5, 6(e), 7(a), 7(e), 7(f) and
7(j) are each hereby amended to delete therefrom each reference to "IMAC" and to substitute in place thereof "Niagara."

         IN WITNESS WHEREOF, the undersigned has hereby executed this First Amendment on behalf of Niagara Corporation this 5th day of October, 1996.

                                         NIAGARA CORPORATION

                                         /s/Michael J. Scharf

                                         By:  Michael J. Scharf
                                         Title:  President

ATTEST:

/s/Gilbert D. Scharf

Gilbert D. Scharf